UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in Current Reports on Form 8-K filed by  TXP Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 2, 2008 and October 15, 2008, on May 29, 2008 the Company consummated a Securities Purchase Agreement (the “Purchase Agreement”) with YA Global Investments, L.P. (“YA Global”) providing for the sale by the Company to YA Global of its 12% secured convertible debentures in the aggregate principal amount of $5,750,000 (the “Debentures”), of which a $3,000,000 Debenture was issued on May 29, 2008 (the “First Closing”), a $1,500,000 Debenture was issued on August 14, 2008 (the “Second Closing”), and a $1,250,000 Debenture is scheduled to be issued on or about November 15, 2008 (the “Third Closing”). In addition, the Purchase Agreement provides for the issuance by the Company to YA Global of five-year warrants (the “Warrants”) to purchase an aggregate of 17,000,000 shares of common stock, of which a warrant to purchase 8,870,000 shares of common stock was issued on the First Closing, a warrant to purchase 4,430,000 shares of common stock was issued on the Second Closing, and a warrant to purchase 3,700,000 shares of common stock will be issued on the Third Closing, each exercisable into common stock a price equal to $0.20 per share, subject to adjustment as set forth in the Warrants.

Under the original Purchase Agreement and as amended on October 15, 2008, the Company must (i) enter into a contract (or series of contracts) for the development and sale of optical network terminals on terms that are satisfactory to YA Global in total value of contracts, counterparty, and gross product margins to the Company, and (ii) complete an equity raise resulting in proceeds to the Company of at least $5,000,000 (collectively, the “Milestones”). If the Company fails to achieve at least one of the Milestones on or before November 15, 2008, then the third closing will not occur and YA Global will have the right to require the Company to sell the business or the assets of its iPhotonics business unit before January 31, 2009. The Company shall apply at least 80% of the proceeds of any such sale directly from the sale towards the redemption of the debentures.

On November 18, 2008, the Company and YA Global entered into a Waiver and Agreement (the “Waiver Agreement”) pursuant to which YA Global (i) waived, until December 15, 2008, its right to require the Company to sell the iPhotonics business unit for the Company’s failure to reach a Milestone, and (ii) acknowledged that if a Milestone is met by December 15, 2008, YA Global will not have the right to require the Company to sell the iPhotonics business unit. In addition, under the Waiver Agreement the Company agreed that its failure to achieve a Milestone by December 15, 2008 will be an Event of Default (as defined in the May 2008 transaction documents).

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2008, the Company issued a press release announcing its results for the three months ended September 30, 2008, and certain other information, a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Waiver and Agreement dated as of November 18, 2008 by and between TXP Corporation and YA Global Investments, L.P.
99.1	Press Release of TXP Corporation dated as of November 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: November 19, 2008	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer